EX-99.h.2.a

AMENDMENT NO. 1, DATED NOVEMBER 12, 2009,
TO THE FUND ADMINISTRATION AND ACCOUNTING AGREEMENT DATED MARCH 18, 2009 BY AND BETWEEN THE BANK OF NEW YORK MELLON (“BNY Mellon”) AND EACH SERIES OF THE EGA EMERGING GLOBAL SHARES TRUST LISTED ON EXHIBIT A TO THE AGREEMENT (THE “FUNDS”)

WHEREAS, the parties wish to amend the Fund Administration and Accounting Agreement:

NOW THEREFORE, the Funds and BNY Mellon hereby agree to amend the Fund Administration and Accounting Agreement as follows:

Exhibit A to the Fund Administration and Accounting Agreement is replaced with the attached Amended and Restated Exhibit A

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

EGA EMERGING GLOBAL SHARES TRUST,
ON BEHALF OF EACH FUND LISTED ON
EXHIBIT A                                                                            THE BANK OF NEW YORK MELLON

By:           /s/ James J. Valenti                                By:           /s/ Andrew Pfeifer
Name: James J. Valenti                                                                                     Name: Andrew Pfeifer
Title: Secretary                                                                                     Title: Vice President

Exhibit A to Fund Administration and Accounting Agreement
dated November 12, 2009

Funds	NYSE

Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund	EEG

Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund	EBM

Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund	EMT

Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund	ECG

Emerging Global Shares Dow Jones Emerging Markets Consumer Services Titans Index Fund	ECN

Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund	EEO

Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund	EFN

Emerging Global Shares Dow Jones Emerging Markets Health Care Titans Index Fund	EHK

Emerging Global Shares Dow Jones Emerging Markets Industrials Titans Index Fund	EID

Emerging Global Shares Dow Jones Emerging Markets Technology Titans Index Fund	ETX

Emerging Global Shares Dow Jones Emerging Markets Telecom Titans Index Fund	ETS

Emerging Global Shares Dow Jones Emerging Markets Utilities Titans Index Fund	EUT

Emerging Global Shares INDXX India Infrastructure Index Fund	INXX

Emerging Global Shares INDXX China Infrastructure Index Fund	CHXX

Emerging Global Shares INDXX India Mid Cap Index Fund	INMC

Emerging Global Shares INDXX China Mid Cap Index Fund	CHMC

Emerging Global Shares INDXX Brazil Infrastructure Index Fund	BRXX

Emerging Global Shares INDXX Brazil Mid Cap Index Fund	BZMC